UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2002

SENETEK PLC
(Exact Name of Registrant as Specified in its Charter)

ENGLAND
(State or Other Jurisdiction of Incorporation)

0-14691	77-0039728
Commission File No.	I.R.S. Employer Identification Number

620 Airpark Road, Napa, CA	94458
Address of Principal Executive Offices	Zip Code

(707) 226-3900
Registrant’s telephone number, including area code

ITEM 5.    OTHER EVENTS

Resignation of Director.

Effective May 14, 2002, Steven Georgiev resigned his position as a member of the Board of Directors of Senetek PLC. Senetek PLC has no immediate plans to seek a replacement for Mr. Georgiev.

First Quarter Results.

Senetek PLC Announces First Quarter Gains in All Key Indicators and its Fourth Consecutive Quarter of Profitability and Positive Cash Flow

NAPA, Calif., May 10, 2001—Senetek PLC (Nasdaq: SNTK), http://www.senetekplc.com, a biopharmaceutical company focused on developing and co-marketing products in the key skincare/dermatologicals and sexual dysfunction categories worldwide, today announced sharply higher first quarter revenues, operating and net income and current ratio, continuing its trend of profitability started in the second quarter of 2001.

Revenues for the quarter ended March 31, 2002 were $2.57 million compared to $1.76 million for the quarter ended March 31, 2001, an increase of 46%. All of the increase was attributable to Senetek’s skincare/dermatologicals segment, reflecting the strength of this product category at retail. Of the increase, $586,000 (or 72%) was attributable to increased royalty and other licensing revenue as opposed to revenue from sales of product to licensees. The mix of royalty and other licensing revenue to total revenue increased to 59% in the first quarter of 2002 compared to 52% in the first quarter of 2001.

Gross profit for the quarter ended March 31, 2002 was $2.17 million compared to gross profit of $1.33 million for the quarter ended March 31, 2001, an increase of 63%. Gross margin (i.e. gross profit divided by revenues) for the period increased to 84% in the first quarter of 2002 from 75% for the first quarter of 2001, reflecting the increased contribution to total revenue of Senetek’s royalty and other licensing revenue, which has very low associated cost of sales.

Operating expenses for the quarter ended March 31, 2002 were $1.32 million compared to $1.40 million for the quarter ended March 31, 2001. The March 31, 2002 expenses include a $50,000 increase in developmental and regulatory spending in connection with the European marketing approval process for Senetek’s Invicorp™ sexual dysfunction product, offset by reductions in general and administrative expense.

Operating income for the quarter ended March 31, 2002 was $848,000, compared to a operating loss of $(68,000) for the quarter ended March 31, 2001.

Net income for the quarter ended March 31, 2002 was $504,000 or $0.01 per fully diluted share compared to a net loss of $(593,000) or $(0.01) per fully diluted share for the quarter ended March 31, 2001.

Senetek’s current ratio (i.e. current assets divided by current liabilities) was 2.98 at March 31, 2002, an improvement of 189% from its current ratio of 1.03 at March 31, 2001.

Commenting on the results for the quarter, Frank J. Massino, Chairman and CEO, said, “Our business model continues to demonstrate across the board improvements in revenues, profitability and key ratios. We expect to further leverage our strong skincare results in 2002 by working with existing licensees to broaden their product offerings and by entering into additional licensing agreements with market leaders in currently unlicensed territories and classes of trade. Our program to gain approval for Invicorp™ across the European Union countries is on track and we are working on a number of exciting developments that we hope to be in a position to announce soon.”

            * * *

            Visit Senetek PLC’s web site:

            http://www.senetekplc.com.

            * * *

Contact Information:
Investor Relations
707-226-3900 x102
E-Mail: Pknopick@eandecommunications.com

This press release and Web site contain certain forward-looking statements, including statements as to the Company’s expectations concerning continued improvement in financial results, achieving broadened product offerings by Kinetin licensees, negotiating new licensing agreements, receiving product approval for Invicorp in key European markets, and achieving other significant business developments. Forward-looking statements by their nature involve substantial uncertainties and actual results may differ materially from those expressed in such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2001 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2002, but the Company can give no assurance that it has identified all of the factors that may result in any particular forward-looking statement materially differing from actual results and assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.

News Source: Senetek PLC

SENETEK PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2002	2001
Revenues
Product sales	$1,067	$842
Royalties & Licensing	1,507	921

Total Revenue	2,574	1,763

Cost of Sales—Products	243	275
—Royalties & Licensing	161	160

Total Cost of Sales	404	435

Gross Profit	2,170	1,328

Operating Expenses:
Research & Development	161	111
General & Administration	1,161	1,285

Total Operating Expenses	1,322	1,396

Income (loss) from Operations	848	(68)
Interest income	8	6
Interest expense (including amortization of debt discount)	(365)	(534)
Other income/(expense)—net	22	3

Net Income (Loss) before taxation	513	(593)
Provision for income taxes	9	—

Net Income	504	(593)

Basic and Diluted Income(Loss) per Ordinary share outstanding	$0.01	$(0.01)

Weighted average Basic Ordinary shares outstanding	59,052	58,432
Weighted average Diluted Ordinary shares Outstanding	59,213	58,432

SENETEK PLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2002	December 31, 2001
	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,886	$1,814
Trade Receivables (net of provisions of $107,000 at March 31, 2002 and $127,000 at December 31, 2001)	2,271	1,892
Non-Trade Receivables (net of provisions of $136,000 at March 31, 2002 and December 31, 2001)	61	62
Inventory (net of provisions of $72,000 at March 31, 2002 and December 31, 2001)	311	312
Prepaids and Deposits	97	122

Total Current Assets	4,626	4,202

Property & Equipment, net	3,274	3,299
Goodwill—net	1,308	1,308

Total Assets	$9,208	$8,809

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current Liabilities
Accounts Payable	824	962
Accrued Liabilities	728	873
Convertible Short Term Debt	—	20

Total Current Liabilities	1,552	1,855

Long Term Liabilities
Notes Payable, net of discount of $1,766,000 and $1,982,000	5,623	5,407
Deferred License Fees	2,858	2,937
Commitments and Contingencies
Stockholders’ (Deficit)/Equity:
Ordinary shares $0.08 (5 pence) par value:
Authorized shares: 100,000,000
Issued and outstanding shares:
March 31, 2002—59,052,153
December 31, 2001—59,052,153	4,763	4,763
Share Premium	81,989	81,926
Accumulated Deficit	(87,595)	(58,099)
Equity Adjustment from Foreign Currency Translation	18	20

Total Stockholders’ (Deficit)/Equity	$(825)	$(1,390)

Total Liabilities and Stockholders’(Deficit)/Equity	$9,208	$8,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENETEK PLC

By:	/s/ FRANK MASSINO
Frank Massino Chairman of the Board and Chief Executive Officer
Dated: May 17, 2002